Exhibit No. 3.2

BARNWELL INDUSTRIES, INC.

–A Delaware Corporation–

BY-LAWS

AMENDED AND RESTATED

As Amended and Restated as of December 12, 2014

ARTICLE I

Meetings of Stockholders

Section 1.1.                    Annual Meetings.  The annual meeting of the stockholders of Barnwell Industries, Inc. (the “Corporation”) for the election of directors and for the transaction of such other business as may properly come before such meeting shall be held at such date, time and place, if any, as shall be determined by the Board of Directors.  The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication in accordance with Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “DGCL”).

Section 1.2.                    Special Meetings.  Special meetings of the stockholders of the Corporation may be called by or at the direction a majority of the members of the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer or the President of the Corporation and shall be called by the Secretary at the request in writing of stockholders of record of at least twenty-five percent (25%) in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote thereat.  Any such request shall state the purpose or purposes of the proposed special meeting and shall comply with all the requirements set forth in these By-laws.  The business transacted at a special meeting of the stockholders shall be limited to the purpose or purposes stated in the notice of the meeting.  Special meetings of the stockholders shall be held at such place, if any, and on such date and at such time as the Board of Directors shall determine (or the Chairman of the Board of Directors in the absence of a designation by the Board of Directors).  The Board of Directors may, in its sole discretion, determine that any special meeting shall not be held at any place, but may instead be held solely by means of remote communication in accordance with Section 211(a)(2) of the DGCL.

Section 1.3.                    Notice of Meetings; Waiver of Notice.

(a)                               Notice of Meetings.  Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given and shall state the place (if any), date and time of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called.  Unless otherwise provided by law, the written notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting.  If mailed, such notice shall be directed to each stockholder at his address as it appears on the records of the Corporation.

(b)                              Waiver of Notice.  Whenever notice is required to be given to the stockholders under any provision of law, the Certificate of Incorporation of the Corporation or these By-laws, a written waiver signed by a stockholder entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.  Attendance of a stockholder at a meeting shall constitute a waiver of notice of such meeting, except when the stockholder attends such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice unless so required by the Certificate of Incorporation of the Corporation.

Section 1.4.                    Quorum.  The presence at any meeting, in person or by proxy, of the holders of record of a majority of the shares then issued and outstanding and entitled to vote shall be necessary and sufficient to constitute a quorum for the transaction of business, except as otherwise provided by law or the Certificate of Incorporation of the Corporation.

Section 1.5.                    Adjournments.  In the absence of a quorum, a majority in interest of the stockholders entitled to vote, present in person or by proxy at a meeting, or, if no stockholder entitled to vote is present in person or by proxy, any officer entitled to act as chairman or secretary of such meeting, may adjourn the meeting to another time or place.

When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.  At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting.  If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 1.6.                    Organization.  The Chairman of the Board, or, if there is no Chairman or in his absence or disability, the Vice Chairman, if any, the President or any Vice President, or, in the absence of all of them, a chairman appointed by the stockholders, shall act as chairman of all meetings of stockholders.  The Secretary of the Corporation or, in his absence or disability, any Assistant Secretary of the Corporation, or, in the absence of both of them, a secretary appointed by the chairman of the meeting, shall act as secretary at all meetings of stockholders.

Section 1.7.                    Voting.  Unless otherwise provided in the Certificate of Incorporation of the Corporation or required by law, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder which is registered in his name on the record date for the meeting.  Unless otherwise provided in the Certificate of Incorporation, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.  Except as otherwise provided by law, in all other matters the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders.  Voting, including voting for the election of directors, need not be by written ballot.

Section 1.8.                    Proxies.  Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate actions in writing may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.  A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.

Section 1.9.                    Voting by Fiduciaries and Pledgors.  Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held, and persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation, he has expressly empowered the pledgee to vote thereon, in which case only the pledgee or his proxy may represent said stock and vote thereon.

Section 1.10.            Stockholder List.  For a period of at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting showing the address and number of shares registered in the name of each stockholder shall be open to the examination of any stockholder, for any purpose germane to the meeting, (i) on a reasonably accessible electronic network, provided that, the information required to access such list is provided with the notice of meeting or (ii) during ordinary business hours, at the principal place of business of the Corporation.  The list shall also be produced and kept at the time and place of the meeting during the entire time thereof, and may be inspected by any stockholder who is present.

Section 1.11.            Inspectors of Election.  In advance of any stockholders’ meeting, the Board of Directors shall appoint one or more inspectors to act at the meeting and make a written report thereof.  The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act.  If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting.  Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.

Section 1.12.            Fixing the Record Date.  So that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix in advance a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and (i) in the case of a meeting, shall not be more than 60 nor less than 10 days before the date of such meeting, or (ii) in the case of a written consent, shall not exceed by more than 10 days the date upon which the resolution fixing the record date is adopted by the Board of Directors, or (iii) in the case of any other action, shall not be more than 60 days prior to such action.  Only those stockholders of record on the date so fixed shall be entitled to any of the foregoing rights, notwithstanding the transfer of any stock on the books of the Corporation after any such record date fixed by the Board of Directors.

Section 1.13.            Notice of Stockholder Business and Nominations.

(A)                                Annual Meetings of Stockholders.

(1)                              Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the Corporation’s notice of meeting (or any supplement thereto) delivered pursuant to Article I, Section 1.3 of these By-Laws, (b) by or at the direction of the Board of Directors or any committee thereof or (c) by any stockholder of the Corporation who is entitled to vote on such election or such other business at the meeting, who complied with the notice procedures set forth in subparagraphs (2) and (3) of this paragraph (A) of this By-Law and who was a stockholder of record at the time such notice is delivered to the Secretary of the Corporation.

(2)                              For nominations or other business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, and, in the case of business other than nominations of persons for election to the Board of Directors, such other business must be a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting is changed by more than thirty (30) days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made; and provided further, that for purposes of the application of Rule 14a-4(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (or any successor provision), the date for notice specified in this paragraph (A)(2) shall be the earlier of the date calculated as hereinbefore provided or the date specified in paragraph (c)(1) of Rule 14a-4.

Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these By-Laws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (ii) the class or series and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (iv) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (B) otherwise to solicit proxies from stockholders in support of such proposal or nomination, (v) a certification regarding whether such stockholder and beneficial owner, if any, have complied with all applicable federal, state and other legal requirements in connection with the stockholder’s and/or beneficial owner’s acquisition of shares of capital stock or other securities of the Corporation and/or the stockholder’s and/or beneficial owner’s acts or omissions as a stockholder of the Corporation and (vi) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder; (d) a description of any agreement, arrangement or understanding with respect to the nomination or proposal and/or the voting of shares of any class or series of stock of the Corporation between or among the stockholder giving the notice, the beneficial owner, if any, on whose behalf the nomination or proposal is made, any of their respective affiliates or associates and/or any others acting in concert with any of the foregoing (collectively, “proponent persons”); and (e) a description of any agreement, arrangement or understanding (including without limitation any contract to purchase or sell, acquisition or grant of any option, right or warrant to purchase or sell, swap or other instrument) to which any proponent person is a party, the intent or effect of which may be (i) to transfer to or from any proponent person, in whole or in part, any of the economic consequences of ownership of any security of the Corporation, (ii) to increase or decrease the voting power of any proponent person with respect to shares of any class or series of stock of the Corporation and/or (iii) to provide any proponent person, directly or indirectly, with the opportunity to profit or share in any profit derived from, or to otherwise benefit economically from, any increase or decrease in the value of any security of the Corporation.  A stockholder providing notice of a proposed nomination for election to the Board of Directors or other business proposed to be brought before a meeting (whether given pursuant to this paragraph (A)(2) or paragraph (B) of this By-Law) shall update and supplement such notice from time to time to the extent necessary so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is fifteen (15) days prior to the meeting or any adjournment or postponement thereof; such update and supplement shall be delivered in writing to the Secretary at the principal executive offices of the Corporation not later than five (5) days after the record date for the meeting (in the case of any update and supplement required to be made as of the record date), and not later than ten (10) days prior to the date for the meeting or any adjournment or postponement thereof (in the case of any update and supplement required to be made as of fifteen (15) days prior to the meeting or any adjournment or postponement thereof).  The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation and to determine the independence of such director under the Exchange Act and rules and regulations thereunder and applicable stock exchange rules.

(3)                              Notwithstanding anything in paragraph (A)(2) of this By-Law to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased, effective after the time period for which nominations would otherwise be due under paragraph (A)(2) of this By-Law, and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least eighty (80) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this By-Law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which a public announcement of such increase is first made by the Corporation; provided that, if no such announcement is made at least ten (10) days before the meeting, then no such notice shall be required.

(B)                                 Special Meetings of Stockholders.  Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting pursuant to Article I, Section 1.3 of these By-Laws. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (a) by or at the direction of the Board of Directors or a committee thereof  (or stockholders pursuant to Article I, Section 1.2 of these By-Laws) or (b) provided that the Board of Directors (or stockholders pursuant to Article I, Section 1.22 of these By-Laws) has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is entitled to vote on such election at the meeting who complies with the notice procedures set forth in this By-Law and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation. The proposals by stockholders of other business to be conducted at a special meeting of stockholders may be made only in accordance with Article I, Section 1.2 of these By-Laws.  In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting if the stockholder’s notice as required by paragraph (A)(2) of this By-Law shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of the

90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

(C)                                 General.

(1)                              Only persons who are nominated in accordance with the procedures set forth in this By-Law shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-Law.  In addition, nominations of persons by a stockholder for election to the Board of Directors and business proposed to be brought by a stockholder may not be brought before the meeting if such stockholder or any proponent persons, as applicable, takes action contrary to the representations made in the notice referred to in the second paragraph of subparagraph (2) of paragraph (A) of this By-Law applicable to such nomination or business or if such notice applicable to such nomination or business contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading.  Except as otherwise provided by law, the Certificate of Incorporation of the Corporation or these By-Laws, the chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that any nomination or business was not properly brought before the meeting in accordance with the provisions of these By-Laws, and if he or she should so determine, the chairman shall so declare to the meeting, and any such nomination or business not properly brought before the meeting shall not be transacted.

Notwithstanding the foregoing provisions of this Section 1.13, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 1.13, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(2)                              For purposes of this By-Law, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed or furnished by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(3)                              For purposes of this By-Law, no adjournment or postponement or notice of adjournment or postponement of any meeting shall be deemed to constitute a new notice of such meeting for purposes of this Section 1.13, and in order for any notification required to be delivered by a stockholder pursuant to this Section 1.13 to be timely, such notification must be delivered within the periods set forth above with respect to the originally scheduled meeting.

(4)                              Notwithstanding the foregoing provisions of this By-Law, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-Law; provided, however, that to the fullest extent permitted by law, any references in these By-Laws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this By-Law (including paragraphs (A)(1)(c) and (B) hereof), and compliance with paragraphs (A)(1)(c) and (B) of this By-Law shall be the exclusive means for a stockholder to make nominations or submit other business (other than, as provided in the last sentence of this paragraph (C)(4), matters properly brought under and in compliance with Rule 14a-8 of the Exchange Act as amended from time to time).  Nothing in these By-Laws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.  The foregoing notice requirements of this Section 1.13 shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the Corporation of his, her or its intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s  proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.

ARTICLE II

Consent of Stockholders In Lieu of Meeting

Unless otherwise provided in the Certificate of Incorporation, any action required by law or these By-laws to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation as required by law.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not so consented in writing.

Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the action referred to therein unless, within sixty (60) days of the earliest dated consent delivered in the manner required by this Article III and the DGCL to the Corporation, written consents signed by a sufficient number of holders of shares of stock of the Corporation to take action are delivered to the Corporation as required by law.

ARTICLE III

Board of Directors

Section 3.1.                    Number.  The Board of Directors shall consist of not less than three nor more than fifteen directors, as fixed from time to time by resolution of either the Board of Directors or the stockholders in accordance with applicable law (each being subject to any subsequent resolutions of either of them).

Section 3.2.                    Election and Term of Office.  Directors shall be elected at the annual meeting of the stockholders, except as provided in Sections 3.3 or 3.11 of these By-laws.  Each director (whether elected at an annual meeting or to fill a vacancy or otherwise) shall hold office until his successor shall have been duly elected and qualified or until his earlier death, resignation or removal in the manner hereinafter provided.

Section 3.3.                    Vacancies and Additional Directorships.  Unless otherwise provided in the Certificate of Incorporation of the Corporation, vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.  Unless otherwise provided in the Certificate of Incorporation of the Corporation, when one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to be effective upon the effectiveness of such resignation or resignations.

Section 3.4.                    Meetings.

(a)                               Regular Meetings.  The Board of Directors may by resolution provide for the holding of regular meetings for the organization of the Corporation, for the election of officers and for the transaction of such other business as may properly come before the meeting, and may fix the times and places at which such meetings shall be held.  Notice of regular meetings shall not be required to be given, provided that whenever the time or place of regular meetings shall be fixed or changed, notice of such action shall be given promptly by electronic transmission, mail, facsimile, telegram, radio, cable, telephone or personal delivery to each director who shall not have been present at the meeting at which such action was taken.

(b)                              Special Meetings.  Special meetings of the Board of Directors may be called by or at the direction of the Chairman of the Board, if any, the Vice Chairman, if any, the President, or a majority of the directors then in office, except that when the Board of Directors consists of one director, then such director may call a special meeting.  Except as otherwise required by law, notice of each special meeting shall be mailed to each director, addressed to him at his residence or usual place of business, at least five days before the day on which such meeting is to be held, or shall be sent to him at such place by electronic transmission, facsimile, telegram, radio or cable, or telephoned or delivered to him personally, not later than 24 hours before the day on which such meeting is to be held.  Such notice shall state the time and place of such meeting, but need not state the purpose thereof, unless otherwise required by law, the Certificate of Incorporation of the Corporation or these By-laws.

(c)                               Waiver of Notice.  Whenever notice is required to be given to the directors under any provision of law, the Certificate of Incorporation of the Corporation or these By-laws, a written waiver, signed by the director entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.  Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when a director attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation of the Corporation.

(d)                             Participation by Conference Call.  Members of the Board of Directors may participate in any meeting of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting.

Section 3.5.                    Quorum; Voting.  Unless the Certificate of Incorporation of the Corporation provides otherwise, at each regular meeting of the Board of Directors one-half of the total number of members of the Board of Directors but not less than two directors, and at each special meeting of the Board of Directors, one-third of the total number of members of the Board of Directors but not less than two directors shall constitute a quorum for the transaction of business, except that when the Board consists of only one director, then one director shall constitute a quorum.  Unless otherwise required by the Certificate of Incorporation of the Corporation or these By-laws, a vote of the majority of the directors present at any meeting at which a quorum is present shall be the act of the Board.

Section 3.6.                    Adjournments.  A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place.  Notice of any adjournment of a meeting of the Board of Directors to another time or place shall be given to the directors who were not present at the time of the adjournment and, unless such time and place are announced at such meeting, to the directors who were present.

Section 3.7.                    Organization.  The Chairman of the Board, or if there is no Chairman or in his absence or disability, the Vice Chairman, if any, the President, or any Vice President, or in the absence of all of them, a chairman appointed by the directors present at such meeting, shall act as chairman at meetings of directors.  The Secretary of the Corporation, or in his absence or disability, any Assistant Secretary of the Corporation, or in the absence of all of them, a secretary appointed by the chairman of the meeting, shall act as secretary at all meetings of the Board of Directors.

Section 3.8.                    Action of Board Without Meeting.  Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing (including by electronic transmission) and such writing or writings (including by electronic transmission) are filed with the minutes of proceedings of the Board of Directors.

Section 3.9.                    Manner of Acting.  A member of the Board of Directors shall, in the performance of his duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board of Directors, or by any other person as to matters the director reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 3.10.            Resignation of Directors.  Any director may resign at any time upon giving written notice of such resignation to the Board of Directors, the Chairman of the Board, if any, the Vice Chairman, if any, the President, any Vice President or the Secretary.  Unless otherwise specified in such notice, such resignation shall take effect upon receipt thereof by the Board of Directors or any such officer, and acceptance of such resignation shall not be necessary to make it effective.

Section 3.11.            Removal of Directors.  At any meeting of the stockholders duly called as provided in these By-laws, any director or directors may be removed from office, either with or without cause, as provided by law.  At such meeting, a successor or successors may be elected by a plurality of the votes cast, or if any such vacancy is not so filled, it may be filled by the directors as provided in Section 3.3 of these By-laws.

Section 3.12.            Compensation of Directors.  Directors may receive such reasonable compensation for their services as directors, whether in the form of salary or a fixed fee for attendance at meetings, with expenses, if any, as the Board of Directors may from time to time determine.  Nothing contained herein shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE IV

Committees of the Board

Section 4.1.                    Designation and Powers.  The Board of Directors may, by a resolution passed by a majority of the entire Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation.  Any such committee, to the extent provided in such resolution and permitted by law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that no such committee shall have the power or authority to (i) amend the Certificate of Incorporation of the Corporation, except as permitted by law, (ii) adopt an agreement of merger or consolidation, (iii) recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property or assets, (iv) recommend to the stockholders a dissolution of the Corporation, or a revocation of a dissolution, or (v) amend the By-laws of the Corporation. Any such committee, to the extent provided in such resolution, shall have the power and authority to (i) declare a dividend, (ii) authorize the issuance of stock, or (iii) adopt a certificate of ownership and merger as permitted by law.

Section 4.2.                    Term of Office.  The term of office of the members of each committee shall be as fixed from time to time by the Board of Directors, subject to these By-laws; provided, however, that any committee member who ceases to be a member of the Board of Directors shall ipso facto cease to be a member of any committee thereof.

Section 4.3.                    Alternate Members and Vacancies.  The Board of Directors may designate one or more directors as alternate members of any committee who, in the order specified by the Board of Directors, may replace any absent or disqualified member at any meeting of the committee.  If at a meeting of any committee one or more of the members thereof should be absent or disqualified, and if either the Board of Directors has not so designated any alternate member or members or the number of absent or disqualified members exceeds the number of alternate members who are present at such meeting, then the member or members of such committee (including alternates) present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member.  If any vacancy shall occur in any committee by reason of death, resignation, disqualification, removal or otherwise, the remaining member or members of such committee, so long as a quorum is present, may continue to act until such vacancy is filled by the Board of Directors.

Section 4.4.                    Meetings.  Meetings of a committee may be called by the Chairman of the Board or the President of the Corporation or by any member of the committee on not less than one day’s notice, which notice may be written (including electronic transmission) or oral.  Any member of a committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends the meeting.  The notice of a meeting need not state the business proposed to be transaction at the meeting.  Each committee shall fix its own rules of procedure, and shall meet where and as and upon such notice as provided by such rules or by resolution of the Board of Directors so long as the same are not inconsistent with these By-Laws.  Each committee shall keep regular minutes of its proceedings and all actions by each committee shall be reported to the Board of Directors at its next regular meeting succeeding any such action.  Members of any committee designated by the Board of Directors may participate in a meeting of the committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting.

Section 4.5.                    Quorum; Voting.  At each meeting of any committee the presence of a majority of the total number of its members then in office shall constitute a quorum for the transaction of business; except that when a committee consists of one member, then one member shall constitute a quorum.  A vote of the majority of committee members present at any meeting of a committee at which a quorum is present shall be the act of such committee.

Section 4.6.                    Adjournments.  A majority of the members of a committee present, whether or not a quorum is present, may adjourn any meeting of such committee to another place and time.

Section 4.7.                    Action of Committee Without Meeting.  Any action required or permitted to be taken at any meeting of any committee designated by the Board of Directors may be taken without a meeting if all members of such committee consent thereto in writing (including electronic transmission) and such writing or writings (including electronic transmission) are filed with the minutes of the proceedings of such committee.

Section 4.8.                    Manner of Acting.  A member of any committee designated by the Board of Directors shall, in the performance of his duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or other committees of the Board of Directors, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 4.9.                    Resignation of Committee Members.  Any member of a committee may resign at any time by giving written notice of such resignation to the Board of Directors, the Chairman of the Board, if any, the Vice Chairman, if any, the President, any Vice President or the Secretary.  Unless otherwise specified in such notice, such resignation shall take effect upon receipt thereof by the Board of Directors or any such officer, and acceptance of such resignation shall not be necessary to make it effective.

Section 4.10.            Removal of Committee Members.  Any member of any committee may be removed with or without cause at any time by the Board of Directors.

Section 4.11.            Compensation of Committee Members.  Committee members may receive such reasonable compensation for their services as committee members, whether in the form of salary or a fixed fee for attendance at meetings, with expenses, if any, as the Board of Directors may from time to time determine.  Nothing contained herein shall be construed to preclude any committee member from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE IVA

Executive and Compensation Committees of the Board

Section 4.1A.        Executive Committee.  The Board of Directors may, by a resolution passed by a majority of the entire Board of Directors, designate an Executive Committee (and may discontinue the same at any time) to consist of two or more of the directors of the Corporation.  The members shall be appointed by the Board and shall hold office during the pleasure of the Board.  The Executive Committee shall have and may exercise all the powers of the Board of Directors (when the Board is not in session) in the management of the business and affairs of the Corporation (and may authorize the seal of the Corporation to be affixed to all papers which may require it), except that the Executive Committee shall have no power (a) to elect directors; (b) to alter, amend or repeal these By-Laws or any resolution or resolutions of the directors designating an Executive Committee; or (c) to appoint any member of the Executive Committee. Regular meetings of the Executive Committee shall be held at such time and place as the Committee may determine, and special meetings may be called at any time by any officer or any member of the Committee.  Notice of each meeting of the Executive Committee shall be given (or waived) in the same manner as notice for a director’s meeting, and a majority of the members of the Executive Committee shall constitute a quorum for the transaction of business.

Section 4.2A.        Compensation Committee.  The Board of Directors may, by a resolution passed by a majority of the entire Board of Directors, designate a Compensation Committee (and may discontinue the same at any time) to consist of two or more of the directors of the Corporation.  The members shall be appointed by the Board and shall hold office during the pleasure of the Board.  The Compensation Committee shall have, and may exercise, any and all of the following powers of the Board of Directors: (a) to determine compensation to be payable to officers and key employees of subsidiaries of the Corporation, and the terms and conditions attendant thereto; (b) to determine the terms and conditions of, and to authorize employment contracts with officers and key employees of the Corporation, and officers and key employees of subsidiaries of the Corporation; (c) to determine the bonuses and fringe benefits, if any, that shall be granted to officers and key employees of the Corporation, and to determine the terms and conditions of any loans to be granted.

ARTICLE V

Officers

Section 5.1.                    Officers.  The officers of the Corporation shall be a Chairman of the Board (if elected by the Board of Directors), a Vice Chairman of the Board (if elected by the Board of Directors), a President, one or more Vice Presidents (if elected by. the Board of Directors), a Secretary, a Treasurer, and such other officers as may be appointed in accordance with the provisions of Section 5.3 of these By-laws.  The Chairman of the Board of Directors and the President shall be chosen from among the Board of Directors of the Corporation, but the other officers need not be members of such Board of the Corporation.

Section 5.2.                    Election, Term of Office and Qualifications.  Each officer (except such officers as may be appointed in accordance with the provisions of Section 5.3 of these By-laws) shall be elected or appointed by a majority of the Board of Directors present at any meeting at which such election is held.  Unless otherwise provided in the resolution of election, each officer (whether elected at the first meeting of the Board of Directors after the annual meeting of stockholders or to fill a vacancy or otherwise) shall hold his office until the first meeting of the Board of Directors after the next annual meeting of stockholders and until his successor shall have been elected and qualified, or until his earlier death, resignation or removal.

Section 5.3.                    Subordinate Officers and Agents.  The Board of Directors may from time to time appoint other officers or agents (including, without limitation, one or more Assistant Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers), to hold office for such periods, have such authority and perform such duties as are provided in these By-laws or as may be provided in the resolutions appointing them.  The Board of Directors may delegate to any officer or agent the power to appoint any such subordinate officers or agents and to prescribe their respective terms of office, authority and duties.

Section 5.4.                    The Chairman of the Board.  The Chairman of the Board shall be elected by the Board of Directors.  He shall preside at all meetings of the Board of Directors and stockholders and shall see that all orders and resolutions of the Board of Directors are carried into effect. Subject to the direction of the Board of Directors, he shall have general charge of the business, affairs and property of the Corporation and general supervision over its officers and agents.  He may sign (which signature may be a facsimile signature), with any other officer thereunto duly authorized, certificates representing stock of the Corporation, the issuance of which shall have been duly authorized, and may sign (which signature may be a facsimile signature) and execute, in the name and on behalf of the Corporation, deeds, mortgages, bonds, contracts, agreements and other instruments and documents duly authorized by the Board of Directors, except where the signing and execution thereof shall be expressly delegated by the Board of Directors to another officer or agent.  From time to time the Chairman shall report to the Board of Directors all matters within his knowledge which the interests of the Corporation may require to be brought to the attention of the directors.  He shall also have such other powers and perform such other duties as may from time to time be prescribed by the Board of Directors or these By-laws.

Section 5.5.                    The Vice Chairman.  At the request of the Chairman of the Board, if there is one, or in his absence or disability, the Vice Chairman, if there is one, shall perform all the duties of the Chairman of the Board and, when so acting, shall have all the powers of and be subject to all the restrictions on the Chairman of the Board.  The Vice Chairman may sign (which signature may be a facsimile signature), with any other officer thereunto duly authorized, certificates representing stock of the Corporation, the issuance of which shall have been duly authorized, and may sign (which signature may be a facsimile signature) and execute, in the name and on behalf of the Corporation, deeds, mortgages, bonds, contracts, agreements and other instruments and documents duly authorized by the Board of Directors, except where the signing and execution thereof shall be expressly delegated by the Board of Directors to another officer or agent.  The Vice Chairman shall also have such other powers and perform such other duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board or these By-laws.

Section 5.6.                    The President.  If there is no Chairman of the Board or Vice Chairman, or at the request of the Chairman of the Board or the Vice Chairman, or, in the absence or disability of the Chairman of the Board and the Vice Chairman, the President shall be the chief executive officer of the Corporation.  Subject to the authority and direction of the Chairman of the Board and the Vice Chairman, if any, and the Board of Directors, the President shall have all the powers of and be subject to all the restrictions on the Chairman of the Board, and shall have charge of the day to day supervision of the business, affairs and property of the Corporation.  The President may sign (which signature may be a facsimile signature), with any other officer thereunto duly authorized, certificates representing stock of the Corporation, the issuance of which shall have been duly authorized, and may sign (which signature may be a facsimile signature) and execute, in the name and on behalf of the Corporation, deeds, mortgages, bonds, contracts, agreements and other instruments and documents duly authorized by the Board of Directors, except where the signing and execution thereof shall be expressly delegated by the Board of Directors to another officer or agent.  The President shall also have such other powers and perform such other duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board, the Vice Chairman or these By-laws.

Section 5.7.                    Vice Presidents.  At the request of the President, or in his absence or disability, the Vice President designated by the Board of Directors shall perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions on the President.  Any Vice President may also sign (which signature may be a facsimile signature), with any other officer thereunto duly authorized, certificates representing stock of the Corporation, the issuance of which shall have been duly authorized, and may sign

(which signature may be a facsimile signature) and execute, in the name and on behalf of the Corporation, deeds, mortgages, bonds, contracts, agreements and other instruments and documents duly authorized by the Board of Directors, except where the signing and execution thereof shall be expressly delegated by the Board of Directors to another officer or agent.  Each Vice President shall have such other powers and perform such other duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board, the Vice Chairman, the President or these By-laws.

Section 5.8.                    The Secretary.  The Secretary shall

(a)                               record all the proceedings of meetings of the stockholders, the Board of Directors, and any committees thereof in a book or books to be kept for that purpose;

(b)                              cause all notices to be duly given in accordance with the provisions of these By-laws and as required by law;

(c)                               whenever any committee shall be appointed pursuant to a resolution of the Board of Directors, furnish the chairman of such committee with a copy of such resolution;

(d)                             be custodian of the records and the seal of the Corporation, and cause such seal to be affixed to (or a facsimile to be reproduced on) all certificates representing stock of the Corporation prior to the issuance thereof and all instruments the execution of which in the name and on behalf of the Corporation and under its seal shall have been duly authorized;

(e)                               see that the lists, books, reports, statements, certificates and other documents and records required by law are properly kept and filed;

(f)                                have charge of the stock and transfer books of the Corporation, and exhibit such books at all reasonable times to such persons as are entitled by law to have access thereto;

(g)                              sign (which signature may be a facsimile signature), with any other officer thereunto duly authorized, certificates representing stock of the Corporation, the issuance of which shall have been duly authorized, and sign (which signature may be a facsimile signature) and execute, in the name and on behalf of the Corporation, instruments and documents duly authorized by the Board of Directors, except where the signing and execution thereof shall be expressly delegated by the Board of Directors to another officer or agent; and

(h)                              in general, perform all duties incident to the office of Secretary and have such other powers and perform such other duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board, the Vice Chairman, the President or these By-laws.

Section 5.9.                    Assistant Secretaries.  At the request of the Secretary, or in his absence or disability, the Assistant Secretary designated by the Secretary, the Board of Directors, the Chairman of the Board, the Vice Chairman, or the President, shall perform all the duties of the Secretary, and, when so acting, shall have all the powers of and be subject to all the restrictions on the Secretary.  Each Assistant Secretary shall have such other powers and perform such other duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board, the Vice Chairman, the President, the Secretary or these By-laws.

Section 5.10.            The Treasurer.  The Treasurer shall

(a)                               have charge of and supervision over and be responsible for the funds, securities, receipts and disbursements of the Corporation;

(b)                              cause the moneys and other valuable effects .of the Corporation to be deposited in the name and to the credit of the Corporation in such banks or trust companies, or with such bankers or other depositaries, as shall be selected in accordance with Section 7.3 of these By-laws, or to be otherwise dealt with in such manner as the Board of Directors may direct from time to time;

(c)                               cause the funds of the Corporation to be disbursed by checks or drafts upon the authorized depositaries of the Corporation, and cause to be taken and preserved proper vouchers for all moneys disbursed;

(d)                             render to the Board of Directors, the Chairman of the Board, if any, the Vice Chairman, if any, and/or the President, whenever requested, a statement of the financial condition of the Corporation and of all of his transactions as Treasurer;

(e)                               cause to be kept at the Corporation’s principal office correct books of account of all of the Corporation’s business and transactions and such duplicate books of account as he shall determine and, upon application, cause such books or duplicates thereof to be exhibited to any director;

(f)                                be empowered, from time to time, to require from the officers or agents of the Corporation reports or statements giving such information as he may desire or deem appropriate with respect to any or all financial transactions of the Corporation;

(g)                              sign (which signature may be a facsimile signature), with any other officer thereunto duly authorized, certificates representing stock of the Corporation, the issuance of which shall have been duly authorized, and sign (which signature may be a facsimile signature) and execute, in the name and on behalf of the Corporation, instruments and documents duly authorized by the Board of Directors, except where the signing and execution thereof shall be expressly delegated by the Board of Directors to another officer or agent; and

(h)                              in general, perform all duties incident to the office of Treasurer and have such other powers and perform such other duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board, the Vice Chairman, the President or these By-laws.

Section 5.11.            Assistant Treasurer.  At the request of the Treasurer, or in his absence or disability, the Assistant Treasurer designated by the Treasurer, the Board of Directors, the Chairman of the Board, if any, the Vice Chairman, if any, or the President shall perform all the duties of the Treasurer, and, when so acting, shall have all the powers of and be subject to all the restrictions on the Treasurer.  Each Assistant Treasurer shall have such other powers and perform such other duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board, the Vice Chairman, the President, the Treasurer or these By-laws.

Section 5.12.            Resignations.  Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, the Chairman of the Board, the Vice Chairman, the President, any Vice President or the Secretary.  Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or any such officer, and the acceptance of such resignation shall not be necessary for it to be effective.

Section 5.13.            Removal.  Any officer specifically designated in Section 5.1 of these By-laws may be removed with or without cause at any meeting of the Board of Directors by the affirmative vote of a majority of the directors then in office.  Any officer or agent appointed pursuant to the provisions of Section 5.3 of these By-laws may be removed with or without cause at any meeting of the Board of Directors by the affirmative vote of a majority of the directors present at such meeting or at any time by any superior officer or agent upon whom such power of removal shall have been conferred by the Board of Directors.

Section 5.14.            Vacancies.  Any vacancy in any office (whether by reason of death, resignation, removal, disqualification or otherwise) shall be filled for the unexpired portion of .the term in the manner prescribed by these By-laws for regular elections or appointments to such office.

Section 5.15.            Compensation.  The salaries of the officers of the Corporation shall be fixed from time to time by the Board of Directors, except that the Board of Directors may delegate to any person the power to fix the salaries or other compensation of any officers or agents appointed pursuant to the provisions of Section 5.3 of these By-laws.  No officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

Section 5.16.            Bonding.  The Corporation may secure the fidelity of any or all of its officers or agents by bond or otherwise.

ARTICLE VI

Indemnification

The Corporation shall indemnify, in the manner and to the fullest extent permitted by applicable law, any person (or the estate of any person) who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director, officer, employee, fiduciary or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, fiduciary, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.  To the extent and in the manner provided by applicable law, any such expenses may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding.  Unless otherwise permitted by applicable law, the indemnification provided for herein shall be made only as authorized in the specific case upon a determination, made in the manner provided by applicable law, that indemnification of such director, officer, employee or agent is proper in the circumstances.  The Corporation may, to the fullest extent permitted by applicable law, purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability which may be asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under applicable law.  The indemnification and advancement of expenses provided for herein shall not be deemed to limit the right of the Corporation to indemnify or make advances to any other person for any expenses (including attorneys’ fees), judgments, fines or other amounts to the fullest extent permitted by applicable law, nor shall they be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

ARTICLE VII

Execution of Instruments and
Deposit of Corporate Funds

Section 7.1.                    Execution of Instruments Generally.  Subject to the approval of the Board of Directors, the Chairman of the Board, the Vice Chairman, the President, any Vice President, the Secretary or the Treasurer may enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation.  The Board of Directors may authorize any officer or officers or agent or agents to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation, and such authorization may be general or confined to specific instances.

Section 7.2.                    Borrowing.  No loans or advances shall be obtained or contracted for, by or on behalf of the Corporation, and no negotiable paper shall be issued in the name of the Corporation, unless and except as authorized by the Board of Directors.  Such authorization may be general or confined to specific instances.  Any officer or agent of the Corporation thereunto so authorized may obtain loans and advances for the Corporation, and in connection with such loans and advances may make, execute and deliver promissory notes, bonds or other evidences of indebtedness of the Corporation.  Any officer or agent of the Corporation so authorized may pledge, hypothecate or transfer as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation any and all stocks, bonds, other securities and other personal property at any time held by the Corporation, and to that end may endorse, assign and deliver the same and do every act and thing necessary or proper in connection therewith.

Section 7.3.                    Deposits.  All funds of the Corporation not otherwise employed shall be deposited from time to time to its credit in such banks or trust companies or with such bankers or other depositaries as the Board of Directors may select, or as may he selected by any officer or officers or agent or agents authorized to do so by the Board of Directors.  Endorsements for deposit to the credit of the Corporation in any of its duly authorized depositaries shall be made in such manner as the Board of Directors may from time to time determine.

Section 7.4.                    Checks, Drafts, Etc.  All checks, drafts or other orders for the payment of money, and all notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers or agent or agents of the Corporation, and in such manner, as from time to time shall be determined by the Board of Directors.

Section 7.5.                    Proxies.  Proxies to vote with respect to shares of stock of other corporations owned by or standing in the name of the Corporation may be executed and delivered from time to time on behalf of the Corporation by the Chairman of the Board, the Vice Chairman, the President, or any Vice President, or by any other person or persons thereunto authorized by the Board of Directors.

ARTICLE VIII

Stock

Section 8.1.                    Certificates of Stock.  Shares of capital stock of the Corporation may be certificated or uncertificated, as provided under the Delaware General Corporation Law.  Each stockholder, upon written request to the transfer agent or registrar of the Corporation, shall be entitled to a certificate of the capital stock of the Corporation in such form as may from time to time be prescribed by the Board of Directors.  Each certificate shall bear the Corporation seal and shall be signed by the Chairman of the Board, the Vice Chairman, the President or any Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary.  The Corporation seal and the signatures by Corporation officers may be facsimiles if the certificate is manually countersigned by an authorized person on behalf of a transfer agent or registrar other than the Corporation or its employee.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on the certificate shall have ceased to be an officer, transfer agent or registrar before the certificate is issued, it may be issued by the Corporation with the same effect as if the officer, transfer agent or registrar were the officer, transfer agent or registrar at the time of its issue.  Every certificate for shares of stock which are subject to any restriction on transfer and every certificate issued when the Corporation is authorized to issue more than one class or series of stock shall contain a legend with respect thereto as is required by law.  The Corporation shall be permitted to issue fractional shares.

Section 8.2.                    Regulations.  Upon the surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, the Corporation shall issue a new certificate or evidence of the issuance of uncertificated shares to the stockholder entitled thereto, cancel the old certificate and record the transaction upon the Corporation’s books.  Upon the surrender of any certificate for transfer of stock, the certificate shall at once be conspicuously marked on its face “Cancelled” and filed with the permanent stock records of the Corporation.  Upon the receipt of proper transfer instructions from the registered owner of uncertificated shares, the uncertificated shares shall be cancelled and new equivalent uncertificated shares or certificated shares shall be issued to the stockholder entitled thereto and the transaction shall be recorded upon the Corporation’s books.  If the Corporation has a transfer agent or registrar acting on its behalf, the signature of any officer or representative thereof may be in a facsimile.  The Board of Directors may make such rules and regulations consistent with any governing statute as it may deem expedient concerning the issue, transfer and registration of stock (whether certificated or uncertificated) and concerning stock issued, transferred or registered in lieu or replacement of any lost, stolen, destroyed or mutilated certificates of stock.

Section 8.3.                    Transfer Agent and Registrar.  The Board of Directors may appoint a transfer agent or transfer agents and a registrar or registrars of transfers for any or all classes of the capital stock of the Corporation, and may require stock certificates of any or all classes to bear the signature of either or both.

Section 8.4.                    Registered Holders.  The Corporation shall be entitled to treat the person in whose name any share of stock or any warrant, right or option is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share, warrant, right or option on the part of any other person, whether or not the Corporation shall have notice thereof, save as may be expressly provided otherwise by the laws of the State of Delaware.  No transfer of stock shall be valid as against the Corporation, its stockholders and creditors for any purpose until it shall have been entered in the stock book by an entry showing from and to whom transferred, save as expressly provided otherwise by the laws of the State of Delaware.

ARTICLE IX

Corporate Seal

The corporate seal shall be circular in form, shall bear the name of the Corporation and words and figures denoting its organization under the laws of the State of Delaware and the year thereof, and otherwise shall be in such form as shall be approved from time to time by the Board of Directors.

ARTICLE X

Fiscal Year

The fiscal year of the Corporation shall begin on the first day of October in each year or such other day as the Board of Directors may determine by resolution.

ARTICLE XI

Amendments

In addition to the provisions, if any, in the Certificate of Incorporation of the Corporation relating to the amendment of the Corporation’s By-laws, the By-laws of the Corporation may be amended or repealed, and new By-laws may be made and adopted, by a majority of the votes cast at any annual or special stockholders’ meeting by holders of outstanding shares of stock of the Corporation entitled to vote thereon.

ARTICLE XII

Forum Selection and Certain Litigation Costs

Section 12.1.            Forum for Certain Actions.

(a)                               Unless a majority of the Board of Directors, acting on behalf of the Corporation, consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another state court located within the State of Delaware or, if no court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any of its directors, officers or other employees arising pursuant to any provision of the Delaware General Corporation Law, the Certificate of Incorporation or these Bylaws (in each case, as may be amended from time to time) or (iv) any action asserting a claim against the Corporation or any of its directors, officers or other employees governed by the internal affairs doctrine of the State of Delaware, in all cases subject to the court’s having personal jurisdiction over all indispensible parties named as defendants.

(b)                              If any action the subject matter of which is within the scope of the immediately preceding clause (a) is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the immediately preceding clause (a) (an “Enforcement Action”) and (ii) having service of process made upon such stockholder in any such Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

Section 12.2.            Litigation Costs.

(a)                               To the fullest extent permitted by law, in the event that (i) any current or prior stockholder or anyone on their behalf (“Claiming Party”) initiates or asserts any claim or counterclaim (“Claim”) or joins, offers substantial assistance to, or has a direct financial interest in any Claim against the Corporation and/or any of its current or former directors, officers, employees or any of their respective affiliates (together, the “Corporation Parties”), and (ii) the Claiming Party (or the third party that received substantial assistance from the Claiming Party or in whose Claim the Claiming Party had a direct financial interest) does not obtain a judgment on the merits that substantially achieves, in substance and amount, the full remedy sought, then each Claiming Party shall be obligated jointly and severally to reimburse the Corporation Parties the greatest amount permitted by law of all fees, costs and expenses of every kind and description (including but not limited to, all reasonable attorney’s fees and other litigation expenses) (collectively, “Litigation Costs”) that the Corporation Parties may incur in connection with such Claim.

(b)                              To the fullest extent permitted by law, in the event that any Claiming Party initiates or asserts any Claim or joins, offers substantial assistance to, or has a direct financial interest in any Claim against any Corporation Parties, then, regardless whether the Claiming Party is successful on its Claim in whole or in part, (i) the Claiming Party shall bear its own Litigation Costs, and (ii) the Claiming Party and the Claiming Party’s attorneys shall not be entitled to recover any Litigation Costs or, in a derivative or class action, to receive any fees or expenses as the result of the creation of any common fund, or from a corporate benefit purportedly conferred upon the Corporation.

(c)                               The foregoing provisions of the immediately preceding clauses (a) and (b) shall not apply with respect to any Claim asserted or proceeding initiated by any person for which such person is entitled to (i) indemnification under Article VII of these By-laws or any agreement with the Corporation or (ii) bring suit under Section Article VII of these By-laws.

ARTICLE XIII

Severability

If any provision (or any part thereof) of these By-laws shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever:  (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of these By-laws (including, without limitation, each portion of any section of these By-laws containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of these By-laws (including, without limitation, each such portion containing any such provision held to be invalid, illegal or unenforceable) shall be construed for the benefit of the Corporation to the fullest extent permitted by law so as to (a) give effect to the intent manifested by the provision held invalid, illegal or unenforceable, and (b) permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service.  Reference herein to laws, regulations or agencies shall be deemed to include all amendments thereof, substitutions therefor and successors thereto, as the case may be.